                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 6, 1998


                              HOPFED BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                000-23667            Applied For
----------------------------     -----------       -------------------
(State or other jurisdiction     (Commission        (I.R.S. employer
      of incorporation)          file number)      identification no.)



          2700 Fort Campbell Boulevard, Hopkinsville, Kentucky  42440
          -----------------------------------------------------------
                    (Address of principal executive offices)


                                (502) 885-1171
              --------------------------------------------------
              Registrant's telephone number, including area code


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On February 6, 1998, HopFed Bancorp, Inc. (the "Company") and Hopkinsville Federal Savings Bank (the "Bank") completed the conversion of the Bank to a stock savings bank as a wholly owned subsidiary of the Company. The Common Stock of the Company began trading on the Nasdaq Stock Market under the symbol "HFBC" on February 9, 1998. The final appraisal of the pro forma market value of the Common Stock the Company indicated a value of $40,336,250, or 4,033,625 shares of Common Stock, at a price of $10.00 per share.

     The initial Subscription and Community Offering terminated on November 19, 1997. Subsequent thereto, an amended appraisal was prepared in accordance with the Bank's Plan of Conversion (the "Plan") and federal regulations, and the Company and the Bank resolicited all subscribers in the Subscription and Community Offerings ( the "Resolicitation").

     In the conversion, shares were allocated among the subscribing Eligible Account Holders in accordance with the Plan and federal regulations. The allocation was based on the respective Qualifying Deposits of Eligible Account Holders, as compared to the total Qualifying Deposits of all subscribing Eligible Account Holders. Thus, the number of shares subscribed for was relevant only if it was less than the number of shares available for allocation to the Eligible Account Holder; an increase in an order did not otherwise result in an increase in the allocation.

     The Company's Prospectus Supplement dated December 23, 1997 included information regarding the approximate number of shares of Common Stock intended to be purchased by directors and officers of the Bank, including their associates. The following table updates such information to disclose shares purchased by such persons.


Name                        Proposed Purchases (1)           Shares Purchased
----                        ----------------------           ----------------
WD Kelley                          50,000                         20,374
Bruce Thomas                       50,000                          5,721
Peggy R. Noel                      50,000                         17,190
Boyd M. Clark                      50,000                         10,772
Clifton H. Cochran                 22,500                         25,000
Drury R. Embry                      4,500                          4,500
Walton G. Ezell                    50,000                         23,336
John Noble Hall, Jr.               20,000                         23,385
Chester K. Wood                    10,000                         10,000
                                  -------                        -------
   Total                          307,000                        140,278
                                  =======                        =======

------------------
(1)  See "Proposed Management Purchases" on page 19 of the Prospectus
     Supplement.

         After the Resolicitation, 2,772 orders were received in the Subscription Offering. Of those orders, 2,536 were received from Eligible Account Holders. After the Resolicitation, 15,662,893 shares were subscribed for. Of those shares, 15,040,340 were subscribed by Eligible Account Holders. A total of 13 persons, including one director, received an allocation of 25,000 shares or more.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        HOPFED BANCORP, INC.



Date:  March 10, 1998                   By:  /s/ Bruce Thomas
                                             --------------------------------
                                             Bruce Thomas
                                             President


                                       2